Exhibit 10.1

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of December 28, 2007 by and among Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens”), as assignee of Laurus, and StockerYale, Inc., a Massachusetts corporation (the “Company”).

BACKGROUND

The Company and Laurus entered into that certain Securities Purchase Agreement dated as of June 19, 2007 (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”) pursuant to which, among other things, the Company issued to Laurus that certain that certain Secured Term Note dated as of June 19, 2007 in the original principal amount of $2,318,180 (as amended, restated, modified and/or supplemented from time to time, the “Note”).

Laurus subsequently assigned its rights to portions of the Note to Valens together with the attendant liens, rights, claims, title, assignments and interests (including security interests), pertaining to or arising from the Purchase Agreement and the other agreements, documents and instruments executed and/or delivered in connection therewith (collectively, the “Transaction Documents”).

Valens has agreed to advance an additional $1,000,000 to the Company under the Note. In connection therewith, the Company, Laurus and Valens have agreed to amend the Purchase Agreement on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

2. Amendments to Purchase Agreement. Subject to satisfaction of the conditions of effectiveness set forth in Section 5 below, the Purchase Agreement is hereby amended as follows:

(a) The Recitals to the Purchase Agreement are hereby amended in their entirety to provide as follows:

“Whereas, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission

(the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

Whereas, the Company desires to sell and the Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (i) a secured term note of the Company substantially in the form attached as Exhibit A in the principal amount of $2,318,180 (together with any secured notes issued in exchange therefor or replacement thereof in accordance with the terms thereof, the “Note”) and (ii) 300,000 shares of the Company’s common stock (the “Initial Closing Shares” together with any and all other shares of the Company’s common stock purchased by the Purchaser (and/or its successor and assigns) from the Company from time to time, the “Closing Shares”) (the Note and the Closing Shares are referred to herein collectively as the “Securities”); and

Whereas, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement with the Company substantially in the form attached as Exhibit B (together with each other registration rights agreement by and between the Company and the Purchaser, as each of the same may be amended, modified and supplemented from time to time, the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.”

(b) Section 1.1 of the Purchase Agreement is hereby amended in its entirety to provide as follows:

“1.1 Purchase of Note and Initial Closing Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company the Note and the Initial Closing Shares. The purchase price (the “Purchase Price”) of (a) the Note at the closing (the “Closing”) shall be equal to $1.00 for each $1.00 of principal amount of the Note purchased (representing an aggregate Purchase Price of $2,318,180 with respect to the Note) and (b) the Initial Closing Shares at the Closing shall be equal to the product of (i) the amount of Initial Closing Shares issued to the Purchaser hereunder, multiplied by (ii) $0.01 (representing an aggregate Purchase Price of $3,000 with respect to the Initial Closing Shares).”

(c) Section 1.3 of the Purchase Agreement is hereby amended in its entirety to provide as follows:

“1.3 Form of Payment. Pursuant to a Funds Escrow Agreement (the “Funds Escrow Agreement”), on the Closing Date, (i) the Purchaser shall pay the Purchase Price to the Company for the Note and the Initial Closing Shares by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, less any amount withheld for expenses and other payments pursuant to Section 4.16, (ii) the Company shall deliver to the Purchaser, the Note representing the principal amount of the Note that the Purchaser is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of the Purchaser or its designee and (iii) the Company shall deliver to the Purchaser the stock certificates evidencing the Initial Closing Shares registered in the Purchaser’s name.”

3. Amendment Closing Shares.

(a) Subject to satisfaction of the conditions of effectiveness set forth in Section 5 below, the Company shall issue and sell to Valens and Valens shall purchase from the Company 300,000 shares of the Company’s common stock (the “Amendment Closing Shares”). The purchase price (the “Purchase Price”) of the Amendment Closing Shares shall be equal to the product of (a) the amount of Amendment Closing Shares issued to Valens, multiplied by (b) $0.01 (representing an aggregate Purchase Price of $3,000 with respect to the Amendment Closing Shares). The Amendment Closing Shares shall be deemed Closing Shares under the Purchase Agreement.

(b) The Company hereby acknowledges and agrees that its failure to deliver to Valens the original stock certificate evidencing the Amendment Closing Shares on or prior to January 4, 2007 shall constitute an Event of Default under and as defined in the Note.

4. Fees. The Company shall pay (a) to Valens Capital Management, LLC, the investment manager of Valens (“VCM”), a non-refundable payment in an amount equal to $15,000; (b) to Valens, a non-refundable payment in an amount equal to $10,000; and (c) to Valens, an advance prepayment discount deposit equal to $10,000. Each of the foregoing payments set forth in clauses (a) and (b) shall be deemed fully earned on the date hereof and shall not be subject to rebate or proration for any reason. The foregoing payments in clauses (a), (b) and (c) are collectively referred to as the Amendment Fees.

5. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Laurus and Valens shall have received (a) a copy of this Amendment duly executed by the Company, (b) an executed copy of the Amended and Restated Secured Term Note made by the Company in favor of Valens in the original principal amount of $1,764,684 amended and restated as of the date hereof and effective as of June 19, 2007, (c) an executed copy of the Amended and Restated Secured Term Note made by the Company in favor of Laurus in the original principal amount of $1,163,497 amended and restated as of the date hereof and effective as of June 19, 2007, (d) an executed Reaffirmation and Ratification Agreement dated as of the date hereof among the Company, StockerYale Canada, Inc. (“S-Canada”), Lasiris Holdings, Inc. (“Lasiris” together with the Company and S-Canada, each a “Grantor” and collectively, the “Grantors”), Laurus, Valens and PSource Structured Debt Limited, (e) an executed copy of the Registration Rights Agreement dated as of the date hereof by and between the Company and Valens, (f) an executed instruction letter dated on or before the date hereof by the Company to its stock transfer agent in connection with the Amendment Closing Shares, (g) executed copies of the Guaranties dated as of the date hereof made by S-Canada in favor of each of Valens and Laurus, (h) executed copies of the General Hypothecations of Movables dated as of the date hereof made by S-Canada in favor of each of

Valens and Laurus, (i) payment of the Amendment Fees and (j) all such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Laurus, Valens or their counsel, each of which shall be in form and substance satisfactory to Laurus, Valens and their counsel.

6. Insurance Certificates. No later than January 11, 2008, the Company hereby agrees that it shall deliver to Valens (a) a Certificate of Liability Insurance listing (i) each Grantor as an insured, (ii) all of the Grantors’ liability policies and the coverages thereunder and (iii) Valens as an additional insured and (b) an Evidence of Property Insurance certificate listing (i) each Grantor as an insured, (ii) all of the Grantors’ casualty policies and the coverages thereunder, (iii) each location owned by any Grantor and each other location at which any Grantor maintains any of its assets and (iv) Valens as lender’s loss payee, in each case, in form and substance satisfactory to Valens. The Company hereby acknowledges that breach of this Section 6 shall constitute an Event of Default under and as defined in the Note.

7. Representations and Warranties. The Company hereby represents and warrants as follows:

(a) This Amendment and the Purchase Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Purchase Agreement and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment except for those representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct on and as of such earlier date.

(c) No Event of Default (as defined in the Note) has occurred and is continuing or would exist after giving effect to this Amendment.

(d) The Company has no defense, counterclaim or offset with respect to the Purchase Agreement or any Transaction Document.

8. Effect on the Purchase Agreement and the Transaction Documents.

(a) Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby.

(b) Except as specifically amended herein, the Purchase Agreement and each Transaction Document shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Laurus or Valens, nor constitute a waiver of any provision of the Purchase Agreement or any Transaction Document.

9. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11. Counterparts; Signatures. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

STOCKERYALE, INC.

By:	/s/ Marianne Molleur
Name:	Marianne Molleur
Title:	Senior Vice President and Chief Financial Officer

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

SIGNATURE PAGE TO

AMENDMENT TO SECURITIES

PURCHASE AGREEMENT